Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 18, 1997, included in Marshall Industries' Form 10-K for the year ended May 31, 1997 and to all references to our Firm included in this registration statement.

                                                      /s/ Arthur Andersen LLP
                                                      ARTHUR ANDERSEN LLP

Los Angeles, California
January 22, 1998

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